SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

               Current Report Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934

                       Date of Report: September 23, 2005

                         Corgenix Medical Corporation
            (Exact Name of registrant as specified in its charter)

         Nevada                  000-24541                  93-1223466
     (State or other       ommission File Number)        I.R.S. Employer
      jurisdiction                                     Identification No.)
    of incorporation)     C

                               12061 Tejon Street
                           Westminster, Colorado 80234
          (Address, including zip code, of principal executive offices)

                                (303) 457-4345 (Registrant's telephone number
             including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

? Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
? Soliciting Material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
? Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
? Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


[GRAPHIC OMITTED]

ITEM 2.02  Results of Operations and Financial Condition

      On September 22, 2005, the Registrant issued a press release announcing its financial results for the fiscal years ended June 30, 2005 and 2004. A copy of the press release is furnished as Exhibit 99 to this report and is incorporated herein by reference. This release contains no non-GAAP financial measures.

ITEM 9.01  Financial Statements and Exhibits

a) Not applicable.

b) Not applicable.

c) Exhibits:
           99   Press release dated September 22, 2005.

Safe Harbor Statement

Statements in this report that are not strictly historical facts are "forward looking" statements (identified by the words "believe", "estimate", "project", "expect" or similar expressions) within the meaning of the Private Securities Litigation Reform Act of 1995. These statements inherently involve risks and uncertainties that could cause actual results to differ materially from the forward-looking statements. Factors that would cause or contribute to such differences include, bus are not limited to, continued acceptance of the Company's products and services in the marketplace, competitive factors, changes in the regulatory environment, and other risks detailed in the Company's periodic report filings with the Securities and Exchange Commission. The statements in this report are made as of today, based upon information currently known to management, and the Company does not undertake any obligation to publicly update or revise any forward-looking statements.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                  CORGENIX MEDICAL CORPORATION



Date:  September 23, 2005        By: /s/ Douglass T. Simpson
                                 ---------------------------------
                                 Douglass T. Simpson, President and Chief
Executive Officer

                 CORGENIX REPORTS RECORD SALES FOR FISCAL 2005

   Performance of Core Diagnostic Business Combined with Lucrative Strategic
                   Partnerships Provide Boost in 2005 Sales

DENVER, COLORADO - September 22, 2005 -- Corgenix Medical Corporation (OTC BB:
CONX), a worldwide marketer of diagnostic test kits, reported sales of $5,564,835 for the fiscal year ended June 30, 2005 compared to $5,270,553 million in the year ended June 30, 2004, an increase of 5.6 %.

Fiscal 2005 represents the second consecutive year of operating income, with $123,830 reported for the year ended June 30, 2005 compared to operating income of $43,325 for the year ended June 30, 2004.

Corgenix reported a net loss of $582,458 or (0.12) per share for the year ended June 30, 2005 compared to a net loss of $124,915 or (0.04) per share for the year ended June 30, 2004. The net loss is primarily attributed to significant non-operating and non-cash charges attributable to the recent convertible debt financing, which resulted in a significant loss on extinguishment of debt and substantially increased interest expense relating to the beneficial conversion features of the notes.

During fiscal 2005, Corgenix announced its collaboration with McMaster University and Creative Clinical Concepts, Inc. for the licensing of exclusive rights to technology for the development, manufacturing, and marketing of diagnostic tests that measure an individual's degree of aspirin resistance when taken to prevent heart attack and stroke.

In addition to cultivating this strategic relationship, the Company announced the commercial launch of its AtherOX (TM) product group, a next generation predictive cardiovascular diagnostic line. This line represents the next step in the Company's strategic expansion within the significant market of individuals at risk for cardiovascular disease, including those with diabetes and autoimmune diseases.

"We are pleased with the results of fiscal 2005," commented Douglass Simpson, President and CEO of Corgenix. "Our core diagnostic business in niche markets, and expanded strategic partnerships continued to drive sales in 2005. We remain optimistic that our ongoing product development will continue to compliment our existing product portfolio and drive future growth."

In June, 2005 Corgenix also successfully completed a private placement financing, resulting in initial proceeds to the company of $2.7 million. With this funding, the Company refinanced approximately $1,023,000 of existing debt and is applying the balance of the net proceeds to strategic initiatives. Simpson continued, "We welcome the recent financial commitment to Corgenix from two highly regarded funds. Their support is a validation of our current product pipeline, business progress, and long-term prospects."

About Corgenix Medical Corporation
-------------------------------------------------------------------------------
Corgenix is a leader in the development and manufacturing of specialized diagnostic kits for immunology disorders, vascular diseases and bone and joint disorders. Corgenix diagnostic products are commercialized for use in clinical laboratories throughout the world. The company currently sells over 50 diagnostic products through a global distribution network and has significant experience advancing products through the FDA process. More information is available at www.corgenix.com.

Company Contact:
Corgenix Medical Corp
William Critchfield, Senior VP and CFO
(303) 453-8903 Email: wcritchfield@corgenix.com

Investor Contact:
The Investor Relations Group
Kathryn McNeil / John Nesbett
Phone: (212) 825-3210
Fax: (212) 825-3229

                       Condensed Statements of Operations
                   (in thousands, except per share amounts)

                                        Fiscal Year Ended
                                       June 30,    June 30,
                                        2005         2004
                                     -------------------------
       -------------------------------------------------------
                                      (audited) (audited)
       -------------------------------------------------------
       -------------------------------------------------------
       Net                            $    5,565  $     5,271
       sales
       -------------------------------------------------------
       -------------------------------------------------------
       Gross profit                        3,520        3,397
       -------------------------------------------------------
       -------------------------------------------------------
       Operating income (loss)               124           43
       -------------------------------------------------------
       -------------------------------------------------------
       Net loss                       $    (582) $       (125)
       -------------------------------------------------------
       -------------------------------------------------------
       Accretion of discount on
      common stock redeemable                65           87

       -------------------------------------------------------
       -------------------------------------------------------
       Net loss attributable to
       common shareholders            $    (647) $       (211)
       -------------------------------------------------------
       -------------------------------------------------------
       Basic and diluted (loss)
       per share                      $   (0.12)  $    (0.04)

       -------------------------------------------------------
       -------------------------------------------------------
       Diluted shares outstanding      5,537,242    5,305,425
       -------------------------------------------------------


                           SUMMARY BALANCE SHEET DATA
                                 (in thousands)

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                                       June 30,      June 30,
                                         2005          2004

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Cash
                                     $ 1,282          $  469

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Working capital                        2,407             739
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Total assets                           4,992           2,848
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Total liabilities                      2,033           1,824
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Total stockholders' equity             2,459             588
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